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                                                                   EXHIBIT 14(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated October 4, 2002, relating to the financial statements and financial highlights which appears in the August 31, 2002 Annual Report to Shareholders of Advantage Fund (one of the portfolios constituting INVESCO Counselor Series Funds, Inc.), which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
August 13, 2003